UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2014

GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

 Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5964 La Place Court
Carlsbad, California
(Address of principal executive offices, including zip code)
760-448-4300
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.

Named Executive Officer 2013 Bonus Payments

On March 6, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of GenMark Diagnostics, Inc. (the “Company”) approved the following discretionary bonus awards to the Company’s President and Chief Executive Officer, Chief Financial Officer, and each of the Company’s other named executive officers (collectively, the “NEOs”), which were paid in the form of restricted stock units (“RSUs”) based on the closing price of the Company’s common stock on the grant date and which will vest in full on March 1, 2015:

Individual	Cash Equivalent ($)	Number of RSUs
Hany Massarany	337,500	27,439
Richard Slansky	105,000	8,537
Jennifer Williams	93,750	7,622
Michael Gleeson	86,250	7,012

As previously reported, in March 2013 the Compensation Committee adopted the GenMark Diagnostics, Inc. 2013 Bonus Plan (the “2013 Plan”), which provided for the payment to eligible employees, including the NEOs, of cash incentive compensation for the 2013 calendar year. In March 2014, the Compensation Committee determined that certain financial performance metrics for executive officers under the 2013 Plan were not achieved, which the Compensation Committee largely attributed to the previously reported bankruptcy of Natural Molecular Testing Corporation (“NMTC”), the Company’s former largest customer. As a result, the Company’s executive officers, including the NEOs, did not receive bonus payouts under the 2013 Plan.

Following a determination that the Company’s executive officers would not receive any cash incentive compensation pursuant to the 2013 Plan, the Compensation Committee reevaluated the Company’s performance in 2013, considering certain important sales and marketing and research and development milestones and the Company’s strong business performance across the organization despite the negative business impact due to the NMTC bankruptcy. Based upon these key accomplishments, and in order to incentivize and retain the Company’s executive officers, the Compensation Committee approved discretionary bonus awards to its executive officers, including its NEOs, representing approximately 75% of their respective target bonuses under the 2013 Plan and in the amounts set forth above.

Approval of 2014 Bonus Plan

On March 6, 2014, the Compensation Committee adopted the GenMark Diagnostics, Inc. 2014 Bonus Plan (the “2014 Plan”), which provides for the payment to eligible employees, including the NEOs, of cash incentive compensation for the 2014 calendar year performance period. Consistent with past practice, the Compensation Committee established a target bonus for Mr. Massarany under the 2014 Plan equal to100% of his annual base salary and established a target bonus for each of the other NEOs equal to 50% of their respective 2014 base salaries. Bonuses payable under the 2014 Plan are based on certain financial, commercial and product development goals as approved by the Compensation Committee. Based on actual performance, a participant in the 2014 Plan may receive between 0% and 170% of his or her target bonus amount under the 2014 Plan. The foregoing description of the 2014 Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is filed hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report:

Exhibit Number	Description
99.1	The GenMark Diagnostics, Inc. 2014 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: March 11, 2014	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description

99.1	The GenMark Diagnostics, Inc. 2014 Bonus Plan